SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2024

(Exact name of registrant as specified in its charter)
UNION BANKSHARES, INC.

(State or other jurisdiction		(Commission	(IRS Employer
of incorporation)		File Number)	Identification Number)
VT		001-15985	03-0283552

(Address of principal executive offices)			(Zip Code)
20 Lower Main St., P.O. Box 667			05661-0667
Morrisville	,	VT

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Common Stock, $2.00 par value	UNB	Nasdaq Stock Market
(Title of class)	(Trading Symbol)	(Exchanges registered on)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Association and Bylaws; Change in Fiscal Year

On November 20, 2024, the Board of Directors (the “Board”) of Union Bankshares, Inc. (the “Company”) adopted an amendment to Article III, Section 3.2 of the Company's Bylaws providing for a twenty (20) year limitation on service as a director, which will operate independently from the existing age qualification. As revised, Article III, Section 3.2 reads in its entirety as follows:

Section 3.2. Age, Tenure and Other Qualifications. No individual may be elected, re-elected or appointed to a term of office as a Director following the first to occur of (i) his or her seventy-second (72nd) birthday (“Age Qualification”), or (ii) the twentieth (20th) anniversary of his or her first election or appointment to the Board of Directors of the Bank’s parent company, Union Bankshares, Inc. (“Tenure Qualification”). Notwithstanding the foregoing, (i) any Director who reaches the age of 72 or who reaches the twentieth anniversary of his or her tenure on the Board of Union Bankshares, Inc., in either case, during his or her term of office on the Board may continue to serve until the expiration of such term at the next annual meeting of shareholders; and (ii) within sixty (60) days following the initial adoption of the foregoing Tenure Qualification, in its discretion the Board of Directors may by resolution except one or more of the incumbent Directors from the Tenure Qualification with respect to their future service (if any) on the Board of Directors, on such basis as the Board deems advisable. In addition to the Age Qualification and the Tenure Qualification, the Board may adopt such other qualifications to serve as a Director as they deem advisable, provided, however, that Directors need not be residents of the State of Vermont.

The amendment took effect on November 20, 2024, immediately upon adoption by the Board.

Also on November 20, 2024 pursuant to its limited exemption authority under amended Section 3.2, the Board of Directors adopted a resolution exempting from the new Tenure Qualification two of the three incumbent directors who potentially might be subject to the twenty year tenure limitation before reaching age 72. Directors David Silverman and Timothy Sargent, who joined the Board in 2011, before a tenure limitation was under consideration, were exempted from the Tenure Qualification by Board resolution. Director Mary Parent, with whom a tenure limitation was discussed prior to her joining the Board of Union Bank in 2022, will be subject to the Tenure Qualification, as will any new directors joining the Board in the future.

The full text of the Amended and Restated Bylaws, which incorporates amended Section 3.2, is filed as Exhibit 3.1 to this report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 3.1    Amended and Restated Bylaws of Union Bankshares, Inc. (amended and restated through November 20, 2024)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

November 21, 2024	/s/ David S. Silverman
David S. Silverman
Chief Executive Officer

November 21, 2024	/s/ Karyn J. Hale
Karyn J. Hale
Chief Financial Officer

EXHIBIT INDEX

3.1	Amended and Restated Bylaws of Union Bankshares, Inc. (amended and restated through November 20, 2024)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)